Exhibit 99.2

CLEAR CHANNEL INTERNATIONAL B.V. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS

(UNAUDITED)

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$216,934	$250,440	$535,970	$784,772
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	172,049	180,891	476,541	539,645
Selling, general and administrative expenses (excludes depreciation and amortization)	56,469	57,353	156,026	173,308
Corporate expenses (excludes depreciation and amortization)	648	8,747	15,505	25,941
Depreciation and amortization	21,385	19,910	61,891	58,438
Other operating income (expense), net	(4,002)	212	(9,522)	(74)

Operating loss	(37,619)	(16,249)	(183,515)	(12,634)
Interest expense, net	4,720	7,053	10,109	31,288
Loss on extinguishment of debt	—	10,961	—	10,961
Other income (expense), net	11,877	(8,880)	(8,656)	(10,508)

Loss before income taxes	(30,462)	(43,143)	(202,280)	(65,391)
Income tax benefit (expense)	1,845	3,325	(4,783)	(1,790)

Consolidated net loss	(28,617)	(39,818)	(207,063)	(67,181)
Less amount attributable to noncontrolling interest	1	—	4	2

Net loss attributable to the Company	$(28,618)	$(39,818)	$(207,067)	$(67,183)